Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is made and entered into to be effective as of the 21st day of April, 2004 between HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership (the “Employer”), and TONYA TARRANT (the “Employee”) with reference to the foregoing.

RECITALS

A.            Employer and Employee entered into that certain Employment Agreement dated as of July 1, 2002 (the “Existing Employment Agreement”); and

B.            Employer and Employee now desire to amend the Existing Employment Agreement as provided below.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Paragraph 6 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

“6.  Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless sooner terminated as provided herein, expire on July 1, 2005.”

2.             Paragraph 7(d) of the Existing Employment Agreement is hereby intentionally deleted in its entirety.

3.             The following new paragraph is hereby added to Paragraph 7 of the Existing Employment Agreement:

“In the event Employer terminates Employee’s employment without Cause (either before or after expiration of the Term), and subject to Employee executing a mutual release in a form reasonably acceptable to Employer and Employee, Employee shall be entitled to receive the following in lieu of any other severance:

(i)            Employee shall receive a cash payment equal to Employee’s monthly base salary at the rate in effect on the effective date of termination multiplied by the greater of (A) the number of months remaining in the initial Term or (B) six (6) months (the “Severance Period”).

(ii)           Employee shall continue to receive the health benefits coverage in effect on the effective date of termination (or as the same may be changed from time to time for peer executives) for Employee and, if any, Employee’s spouse and dependents for the Severance Period.  At the option of Employer, Employer may elect to pay Employee cash in lieu of such coverage in an amount equal to Employee’s after-tax cost of obtaining generally comparable coverage for such period.”

4.             The following new sentence is added to Paragraph 8(b) of the Existing Employment Agreement:

“In addition to the foregoing, Employee shall receive an additional bonus in the amount of $30,000 payable on the 60th day following the consummation of an agreement with the existing bondholders of Employer (whether pursuant to a bankruptcy proceeding or otherwise) that extinguishes or restructures the indebtedness of Employer to such bondholders (to the extent, but only to the extent, that Employee remains an employee of Employer at the time such additional bonus becomes due and payable).”

5.             Paragraph 17 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

“17.         NOTICES.  Any and all notices required under this Agreement shall be in writing and shall either be hand-delivered; mailed by certified mail, return receipt requested; or sent via telecopier addressed to:

TO EMPLOYER:	Hollywood Casino Shreveport
451 Clyde Fant Parkway
Shreveport, Louisiana 71101
Attention: General Manager

TO EMPLOYEE:	Tonya Tarrant
3990 Airline Drive #10
Bossier City, Louisiana 71111

All notices hand-delivered shall be deemed delivered as of the date actually delivered.  All notices mailed shall be deemed delivered as of the next business day following the date of the confirmation of delivery.  Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 17.”

6.             This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.             If any provision of this First Amendment or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this First Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this First Amendment shall be valid and enforced to the fullest extent permitted by law.

8.             Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect without any further action by the parties thereto.  On or after the effective date of this First Amendment, references to the “Agreement” in the Existing Employment Agreement, as amended hereby, shall be deemed to mean, for purposes of determining the rights, remedies, obligations and liabilities of the parties thereto and all other purposes, the Existing Employment Agreement, as amended by this First Amendment.

IN WITNESS WHEREOF, the parties to this First Amendment have executed such First Amendment effective as of the date first set forth above.

/s/ Tonya Tarrant
TONYA TARRANT

HOLLYWOOD CASINO SHREVEPORT

By: HCS I, Inc., a Louisiana corporation, its managing general partner

By:	/s/ Melvyn Thomas
	Name:	Melvyn Thomas
	Title:	Vice President and General Manager